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                                                                 EXHIBIT 10.39
                              CONVERTIBLE DEBT AND
                          DEVELOPMENT FUNDING AGREEMENT


         THIS CONVERTIBLE DEBT AND DEVELOPMENT FUNDING AGREEMENT is dated as of March 29, 1996 and is made between Genzyme Transgenics Corporation ("GTC"), a Massachusetts corporation, and Genzyme Corporation ("Genzyme"), a Massachusetts corporation.

                                    RECITALS:

         A. In connection with the formation of GTC in 1993, Genzyme transferred certain technology, equipment and contract rights to GTC pursuant to a Technology Transfer Agreement dated May 11, 1993, including Genzyme's right to manufacture, market and sell transgenic Antithrombin III ("AT-III") under an Agreement dated as of September 29, 1990 (the "AT-III Agreement") among Genzyme, SMI Genzyme Limited and Behringwerke Aktiengesellschaft ("Behring").

         B. Centeon is the successor to Behring's rights under the AT-III Agreement.

         C. Subject to the terms hereof, Genzyme and GTC are willing to enter into an agreement whereby Genzyme will provide certain funding for the continued development of AT-III to GTC in exchange for securities of GTC and certain co-marketing rights to AT-III.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GTC and Genzyme agree as follows:


                               ARTICLE 1. FUNDING

         1.1. LINE OF CREDIT. Genzyme shall make a line of credit available to GTC in the aggregate amount of $10,000,000 (the "Financing"), to be available upon the execution of this Agreement through the earlier of (i) March 31, 1998, or (ii) the date on which GTC enters into an agreement with Centeon pursuant to subsection (a) of Section 2.3 below (collectively, the "Maturity Date") and convertible into Common Stock, $.01 par value per share, of GTC as set forth in
Section 1.4 below. Advances against the Financing (the "Advances") shall be evidenced by a single promissory note (the "Note"), which shall be due on the Maturity Date, in the principal amount equal to the total amount of the Financing and substantially in the form of EXHIBIT A attached hereto. GTC acknowledges that Genzyme's records with respect to the outstanding amount of all advances hereunder, all accrued interest thereon and charges, if any, and payments made under the Note shall constitute, in the


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absence of error, presumptive evidence of GTC's indebtedness from time to time under this Agreement and the Note.

         1.2. ADVANCES. Advances shall be in the minimum amount of $100,000. Advances shall be made in immediately available funds from time to time (but not more often than twice in any month) upon at least two (2) business days written notice from GTC to Genzyme. Such notice shall specify the date and amount of the desired Advance. Each request for an Advance shall constitute a certification that the representations and warranties contained herein were true and correct when made and are true and correct as of the date of such Advance and that no event has occurred and is continuing which alone or with the giving of notice, or the passage of time, or both, would constitute an event described herein under the heading "Events of Default" at Section 1.9 hereof.

         1.3 USE OF PROCEEDS. GTC shall use all proceeds of the Financing to fund its current operations through the Maturity Date and for repayment to Genzyme of approximately $950,000, plus accrued interest, currently outstanding pursuant to an existing intercompany loan from Genzyme to GTC.

         1.4. CONVERSION TO GTC COMMON STOCK.

                  (a) GENZYME'S OPTION. All or part of any outstanding Advances and accumulated interest thereon, or any portion thereof, may, at Genzyme's option, be converted at any time into shares of Common Stock, $.01 par value per share, of GTC (the "GTC Common Stock"), at a conversion price equal to the average closing price of GTC Common Stock over the twenty trading day period ending two days prior to the date of conversion (the "Conversion Price").

                  (b) GTC'S OPTION. Outstanding Advances and accumulated interest thereon, or any portion thereof, may, at the option of GTC, be converted at the Conversion Price once each fiscal quarter into GTC Common Stock; provided however, such GTC conversion right may be exercised only to the extent necessary, in the reasonable judgment of GTC, to cause GTC's tangible net worth as determined at the end of such fiscal quarter to be not less than $4,000,000 nor more than $4,200,000.

                  (c) REGISTRATION RIGHTS. The shares of GTC Common Stock issuable upon conversion shall be entitled to same registration rights as are applicable to the other shares of Common Stock held by Genzyme, which rights are set forth in Section 8 of the Series A Convertible Preferred Stock Purchase Agreement dated May 1, 1993 between GTC and Genzyme.

         1.5 INTEREST RATE. Unless and until converted to GTC Common Stock pursuant to Section 1.4 above, Advances drawn shall bear interest at the rate of 7% per annum from the date of each Advance, calculated on the basis of a 360-day year for the actual number of days elapsed, payable in arrears on the last day of each calendar quarter, with the first payment due on June 30, 1996. Any payments of interest or principal which are not paid when due, including amounts which become immediately due and payable as a result of an Event of Default pursuant to Section 1.9 below, shall bear interest at a rate equal

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to 2% per annum above the rate of interest set forth in the first sentence of this Section 1.5.

         1.6 REPAYMENT. Any amounts repaid prior to the Maturity Date may subsequently be reborrowed under the Financing. The accumulated amount of all Advances drawn and not repaid or converted, together with all accumulated interest thereon and any other amounts payable thereunder, shall be repaid in full in immediately available funds on or before the Maturity Date. Repayments of Advances and interest accumulated thereon prior to the Maturity Date may be made to Genzyme without penalty or premium at any time. Advances shall be repaid immediately to the extent that they exceed the maximum amount of Financing available hereunder. Conversion pursuant to Section 1.4 of outstanding principal amounts shall not be deemed repayment and shall be deemed outstanding for the purpose of determining the availability of credit under the Financing. Each such repayment shall be in immediately available funds and accompanied by payment of all accrued interest on the amount repaid to the date of repayment. In case any payment date specified herein falls on a Saturday, Sunday or holiday, payment shall be made on the preceding business day. Upon the closing of an equity financing by GTC in an amount in excess of $10,000,000 prior to March 31, 1998 from any source other than Genzyme, the entire accumulated amount of all outstanding Advances and all accumulated interest thereon shall be immediately due and payable, except to the extent converted to GTC Common Stock pursuant to
Section 1.4 above.

         1.7 SUBORDINATION. Genzyme will execute a Subordination Agreement in favor of GTC's senior lender, First National Bank of Boston (the "Bank"), whereby the obligations of GTC to repay amounts accrued hereunder to Genzyme shall be subordinated to GTC's obligations to the Bank.

         1.8 COVENANTS OF GTC. On and after the date hereof until all of the Advances and other amounts due from GTC to Genzyme shall have been paid in full, or until said amounts have been converted into Common Stock in accordance with
Section 1.4 above, GTC shall comply with affirmative and negative covenants set forth in Section 8 of the Revolving Credit Agreement dated as of July 3, 1995 among GTC, its subsidiaries and the Bank, as amended (the "Credit Agreement"), which covenants are hereby incorporated by reference as if set forth herein in full, as such covenants may from time to time be amended by the parties to the Credit Agreement or waived by the Bank; provided that for purposes of this
Section 1.8 and the covenants so incorporated, "Borrower" shall mean GTC, "Bank" shall mean Genzyme and "Agreement" shall mean this Agreement. All other terms incorporated and not otherwise defined in this Section 1.8 shall have the meanings set forth in the Credit Agreement. Such covenants shall be deemed to survive with respect to the parties hereto notwithstanding the earlier termination of the Credit Agreement.

         1.9. EVENTS OF DEFAULT. The events set forth below shall constitute "Events of Default":

                (a) A payment of principal and/or interest on the Note is not made within five (5) days after the date due;


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                  (b)      A representation or warranty of GTC in this Agreement
                           shall prove to have been incorrect when made or deemed made in any material respect;

                  (c) GTC shall be in default under any provision of this Agreement and shall fail to remedy such default within twenty days of receiving written notice thereof from Genzyme;

                  (d) Any bankruptcy, receivership, insolvency or reorganization proceedings shall be instituted by GTC or any such proceedings shall be instituted against GTC and not dismissed within 60 days or GTC shall make an assignment for the benefit of creditors or consent to the appointment of a receiver.

                  (e) GTC shall fail to make any payment in excess of $10,000 in respect of Indebtedness for money borrowed by GTC when such payment is due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or shall fail to perform or observe any provision of any agreement or instrument relating to such Indebtedness, which failure has resulted in the acceleration of such Indebtedness by the holder thereof.

                           "Indebtedness" as used herein shall mean, as to GTC, all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles consistently applied should be classified upon GTC's balance sheet as liabilities and in any event all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired by GTC whether or not the liability secured thereby shall have been assumed, letters of credit open for account, capitalized lease obligations and all obligations on account of guaranties, endorsements and any other contingent obligations in respect of the Indebtedness of others whether or not reflected on such balance sheet or in a footnote thereto.

         Following the occurrence and during the continuance of any Event of Default, Genzyme may (i) decline to make any or all further Advances and (ii) by written notice to GTC, declare the entire unpaid principal of the Note, accrued interest and other amounts payable hereunder to be due and payable without further demand, presentment, protest or further notice of any kind, all of which are hereby waived by GTC; Genzyme may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding; and Genzyme may offset and apply toward the payment of such amounts or part thereof any Indebtedness of it to GTC.

         1.10. AT-III FUNDING. Unless and until Genzyme's Co-Marketing Rights terminate pursuant to Section 2.3 below, Genzyme shall provide funding for GTC's research and development program regarding AT-III (the "R&D Program") retroactively from January 1, 1996 through March 31, 1997, as described in the workplan attached hereto, subject to

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modification upon mutual agreement of GTC and Genzyme (the"Workplan"), in accordance with the procedures set forth in Section 1.11 below. GTC will apply said funding to the development, preclinical and clinical costs associated with AT-III, as set forth in the Workplan. Performance of all obligations pertaining to the R&D Program, the budget for the R&D program and the timing of research and development milestones will be according to the schedule set forth in the Workplan.

         1.11  ADMINISTRATION OF R&D PROGRAM FUNDING.

                  (a) INVOICES. On or prior to the fifth business day following the end of each calendar quarter ending on or prior to March 31, 1997, and commencing with the quarter ending March 31, 1996, GTC will furnish to Genzyme an invoice for direct and indirect (a fully loaded allocation of GTC overhead) costs incurred by GTC during each such quarter in connection with the R&D Program, which invoice shall include a reasonably detailed report setting forth a summary of the work performed in connection with the R&D Program by GTC and its employees and agents. GTC shall keep and maintain proper and complete records and books of account documenting all of its expenses related to the R&D Program.

                  (b) PAYMENTS. Genzyme shall pay to GTC the invoiced amount not later than the tenth business day following the end of the quarter to which such invoice relates.

                  (c) AUDITING RIGHTS. At the request of Genzyme, GTC shall permit a certified independent public accountant selected by Genzyme to have access, no more than once in each calendar year during the term of this Agreement and once during the three (3) calendar years following the termination hereof, during regular business hours and upon reasonable notice, to such records and books for the sole purpose of determining the appropriateness of costs invoiced to Genzyme hereunder; PROVIDED, HOWEVER, that if such certified independent public accountant reasonably determines that such costs have been overstated by GTC, GTC shall promptly refund in full any such overpayment to Genzyme and, if such overstatement is an amount equal to or greater than five percent (5%) of the total costs of the R&D Program, GTC shall pay all reasonable fees and disbursements of such certified independent public accountant incurred in the course of making such determination.


                      ARTICLE 2. GRANT OF MARKETING RIGHTS

         2.1. SALE AND PURCHASE OF CO-MARKETING RIGHTS. Subject to Section 2.2 below, GTC hereby sells, transfers, assigns, conveys and grants to Genzyme rights to use and sell AT-III, which rights have been granted to GTC pursuant to
Section 2.1 of the AT-III Agreement, subject to the retention of the same such rights by GTC (the "Co-Marketing Rights").

     2.2. EXCLUDED MARKETING RIGHTS. Said Co-Marketing rights do not include the right to use, market or sell AT-III anywhere within the "Exclusive Territory" in which such marketing and distribution rights are licensed exclusively to SMI Genzyme Limited ("SMIG") pursuant to the Research and Development Agreement dated as of September 11,

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1990 between Genzyme and SMIG, which agreement was transferred to GTC by Genzyme as of May 11, 1993 (the "R&D Agreement"). All rights of SMIG pursuant to the R&D Agreement will remain in full force and effect and will be unaffected by this Agreement or any of the transactions contemplated hereby.

     2.3. TERMINATION OF CO-MARKETING RIGHTS. All of Genzyme's Co-Marketing Rights shall terminate, and all of GTC's rights to AT-III under the AT-III Agreement shall revert exclusively to GTC, upon the occurrence of any of the following events:

                  (a) GTC's entry into an agreement with Centeon on terms equal to or more advantageous to GTC than this Agreement within 90 days of the date of this Agreement;

                  (b) failure of Genzyme to enter into a Supply Agreement with GTC pursuant to Section 2.4 below by March 31, 1997;

                  (c) at the option of GTC, upon GTC's receipt of financing prior to the earlier of the execution of the Supply Agreement (as defined in Section 2.4 below) or March 31, 1997 in excess of $10,000,000 from a source other than Genzyme; or

                  (d) at the option of GTC, upon receipt by GTC prior to the earlier of the execution of the Supply Agreement or March 31, 1997 of a bona fide offer from a party other than Genzyme to fund development of AT-III on terms more favorable to GTC than this Agreement.

         In the event that Genzyme's Co-Marketing Rights are terminated pursuant to subsection (a) of this Section 2.3, Genzyme shall be entitled to prompt payment in cash by GTC of an amount equal to 100% of all funding provided by Genzyme pursuant to Section 1.10 above (the "AT-III Funding Amount"), plus interest thereon at the rate of 7% per annum. In the event that Genzyme's Co-Marketing Rights are terminated pursuant to subsections (b), (c) or (d) of this Section 2.3, Genzyme shall be entitled to payment by GTC of an amount equal to 130% of the AT-III Funding Amount (the "GTC Obligation"). In the event of such a termination of Genzyme's Co-Marketing Rights pursuant to subsection (b) above, the GTC Obligation shall be discharged, at GTC's option, by:

         (i) prompt delivery of a stock certificate representing a number of shares of GTC Common Stock equal to the GTC Obligation divided by the Conversion Price, together with cash for any fraction of a share; or

         (ii) delivery of a written agreement to pay a 5% royalty to Genzyme on product sales of AT-III, if any, until the aggregate royalties paid to Genzyme equal the GTC Obligation.

         In the event that Genzyme's Co-Marketing Rights are terminated pursuant to subsections (c) or (d) above, the GTC Obligation shall be discharged by GTC only by prompt payment in cash of an amount equal to said GTC Obligation.

         2.4. DEVELOPMENT AND SUPPLY AGREEMENT. Subject to Section 2.3 above, GTC and Genzyme shall negotiate in good faith to enter into an exclusive development and

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supply agreement pursuant to which GTC shall be the exclusive manufacturing source of transgenic AT-III to be sold by Genzyme pursuant to its Co-Marketing Rights (the "Supply Agreement"). The Supply Agreement shall provide for payments by Genzyme of (i) expenses associated with the development and pre-clinical and clinical studies conducted with respect to AT-III; (ii) royalties on sales of AT-III and (iii) development milestone fees. In addition, the Supply Agreement shall be subject to due diligence commitments on the part of Genzyme and shall provide the material terms on which GTC shall supply AT-III to Genzyme, including but not limited to minimum purchase quantities, price and shipment, payment and related terms. Finally, under the Supply Agreement, GTC will agree to pay royalties to Genzyme on sales of AT-III by GTC. The Supply Agreement shall be approved by a committee of the Board of Directors of GTC, which committee shall not include any officers or directors of Genzyme.

         2.5. CENTEON NOTICE. Promptly after the execution of this Agreement GTC shall notify Centeon of the existence of this Agreement with Genzyme.

         2.6. GENZYME OPTION ON SALE OF RETAINED CO-MARKETING RIGHTS. In the event that GTC receives a bona fide offer to purchase or otherwise acquire the Co-Marketing Rights retained by it pursuant to Section 2.1 above by a party other than Genzyme, or in the event GTC receives, prior to the earlier of the execution of the Supply Agreement or March 31, 1997, a bona fide offer from a party other than Genzyme to fund development of AT-III on terms more favorable to GTC than this Agreement, GTC shall provide Genzyme with written notice of all of the material terms thereof. GTC shall not enter into an agreement with any such third party relating to the sale or transfer of said Co-Marketing Rights or to the funding of the development of AT-III without first providing to Genzyme a thirty day opportunity to accept or reject an agreement to purchase said Co-Marketing Rights or to continue funding the development of AT-III, as the case may be, on substantially the same terms. If Genzyme shall fail to respond or responds negatively during the thirty day period, GTC may conclude said agreement with the third party.


                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES

             3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF GTC. GTC represents, warrants and covenants to Genzyme as follows:

                  (a) GTC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with corporate powers adequate for executing, delivering and performing its obligations under this Agreement and the Note.

                  (b) The execution, delivery and performance of this Agreement, the Note and any other documents delivered or to be delivered to Genzyme have been duly authorized by all necessary corporate action on the part of GTC and this Agreement, the Note and all other necessary documents have been duly executed and delivered and, as executed, constitute the valid and binding obligations of GTC, enforceable against GTC in accordance with their respective terms.

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                  (c) The execution, delivery and performance of this Agreement, the Note and any other documents delivered or to be delivered to Genzyme do not and will not conflict with or contravene any provision of the charter documents or by-laws of GTC or any agreement, document, instrument, indenture or other obligation of GTC, nor does it or will it result in a violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument now in effect having applicability to GTC, or to any of its properties, nor does it or will it result in any encumbrance on GTC or any of its properties, nor does it or will it require any governmental or third party consents.

                  (d) Subject to the AT-III Agreement, GTC has good and marketable title to the Co-Marketing Rights assigned hereby, owns said Co-Marketing Rights free and clear of all claims, liens, security interests, restrictions or other encumbrances, and has the right to transfer such Co-Marketing Rights to Genzyme and, upon such transfer, Genzyme shall own said Co-Marketing Rights free and clear of all claims, liens, security interests, restrictions or other encumbrances.

                  (e) The financial statements of GTC as at December 31, 1995 and for the period then ended included in its filings under the Securities Exchange Act of 1934 (the "Exchange Act") fairly present the financial condition of GTC as of the dates thereof and its results of operations for the periods then ended and have been prepared in accordance with generally accepted accounting principles consistently applied.

                  (f) There is no litigation or proceeding pending before any court or governmental or administrative agency or, to the knowledge of GTC, threatened, or any basis therefor, that is required to be disclosed in GTC's periodic filings under the Exchange Act and that has not been so disclosed.

                  (g) Since December 31, 1995, there has been no material adverse change in the business, prospects, financial condition or operations of the GTC.

                  (h) The issuance and delivery to Genzyme of the shares of GTC Common Stock issuable upon conversion of any amounts payable to Genzyme hereunder in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of GTC. Said shares when so issued and delivered in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable.

           3.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF GENZYME. Genzyme represents, warrants and covenants to GTC as follows:

                  (a) Genzyme is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with corporate powers adequate for executing and delivering, and performing its obligations under this Agreement.

                  (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Genzyme.


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                  (c) The execution, delivery and performance of this Agreement do not and will not conflict with or contravene any provision of the charter documents or by-laws of GTC or any agreement, document, instrument or other obligation of Genzyme.

                  (d) Genzyme is acquiring the Note and the GTC Common Stock issuable upon conversion thereof (the "Conversion Shares") for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Genzyme has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

                  (e) As the holder of approximately 48% of GTC's outstanding Common Stock, Genzyme is familiar with GTC, its business and its personnel. The officers of GTC have made available to Genzyme any and all information which it has requested and have answered to Genzyme's satisfaction all inquiries made by Genzyme. Genzyme has such knowledge and experience as is necessary to properly evaluate the risks and merits of an investment in GTC.

                  (f) Genzyme acknowledges that the Note and the Conversion Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) GTC first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to GTC, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act, and that the Note and the certificates representing the Conversion Shares shall bear an appropriate legend to that effect.


              ARTICLE 4. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

         4.1 CONFIDENTIAL INFORMATION. Any party receiving non-public information pursuant to this Agreement ("CONFIDENTIAL INFORMATION") shall maintain the confidential and proprietary status of such Confidential Information, keep such Confidential Information and each part thereof within its possession or under its control in a manner sufficient to prevent any activity with respect to the Confidential Information that is not specifically authorized by this Agreement, use all commercially reasonable efforts to prevent the disclosure of any Confidential Information to any third party, and use commercially reasonable efforts to ensure that such Confidential Information is used only for those purposes specifically authorized herein; PROVIDED, HOWEVER, that such restriction shall not apply to any Confidential Information which is
(a) independently developed by the receiving party outside the scope of this Agreement, (b) in the public domain at the time of its receipt or thereafter becomes part of the public domain through no fault of the receiving party, (c) received without an obligation of confidentiality from a third party having the right to disclose such information or (d) required by law, statute, rule or court order to be disclosed, including requirements of the Securities Exchange Commission, the U.S. Food and Drug Administration or other regulatory authorities (the disclosing party shall, however, use commercially reasonable efforts to obtain confidential treatment of any such disclosure). Without limiting the generality of the foregoing, GTC and Genzyme each shall use its commercially reasonable efforts to obtain, if not already in place, confidentiality agreements

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from its respective employees and agents, similar in scope to this Section 4.1, to protect the Confidential Information.


                            ARTICLE 5. MISCELLANEOUS

         5.1. EXPENSES. GTC shall pay all costs and expenses incurred by Genzyme in connection with the preparation, execution, administration and enforcement of this Agreement and the Note, including reasonable attorneys' fees.

         5.2. NOTICES. All notices, requests and other communications to GTC or Genzyme hereunder shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered mail or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such address as may be specified in writing to the other party hereto):

         To GTC:

                  Genzyme Transgenics Corporation
                  One Mountain Road
                  Framingham, MA 01701
                  Attention:  President

         To Genzyme:

                  Genzyme Corporation
                  One Kendall Square
                  Cambridge, MA 02139
                  Attention:  General Counsel

         Any notice or communication given in conformity with this Section 6.1 shall be deemed to be effective when received by the addressee, if delivered by hand, and seven (7) days after mailing, if mailed.

         5.3. ENTIRE AGREEMENT. This Agreement, together with any agreements referenced herein, constitutes, on and as of the date hereof, the entire agreement of GTC and Genzyme with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between GTC and Genzyme with respect to such subject matter are hereby superseded in their entirety.

         5.4. NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of GTC or Genzyme to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor

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shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         5.5. AMENDMENTS. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by GTC or Genzyme therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the party against whom enforcement of such amendment is sought, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the party against whom enforcement of such variation, contradiction or explanation is sought.

         5.6. SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, GTC, Genzyme and their respective successors and assigns. Neither GTC nor Genzyme may assign or transfer any of the respective rights or interests, nor delegate any of their respective obligations, hereunder, without prior written consent from the other party, except that either party may fully assign its rights and interests and delegate its obligations hereunder (a) to an affiliate is such affiliate assumes all of the obligations of such party hereunder and this Agreement remains binding upon the assigning party or (b) to any entity which acquires all or substantially all of the assets of the assigning party or which is the surviving entity in a merger or consolidation with such party, if such entity assumes all of the obligations of such party hereunder.

         5.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         5.8. FORCE MAJEURE. GTC and Genzyme shall each be excused for any failure or delay in performing any of its respective obligations under this Agreement, if such failure or delay is caused by Force Majeure. For purposes of this Agreement, "Force Majeure" shall mean any act of God, accident, explosion, fire, storm, earthquake, flood, drought, peril of the sea, riot, embargo, war or foreign, federal, state or municipal order of general application, seizure, requisition or allocation, any failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel or labor or any other circumstances or events beyond the reasonable control of the party relying upon such circumstances or events.

         5.9. FURTHER ASSURANCES. Each of GTC and Genzyme agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the execution of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectually the provisions and

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purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

         5.10. SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, GTC and Genzyme hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

         5.11. HEADINGS. Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

         5.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.
















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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal in their respective corporate names by their respective authorized representatives as of the date first set forth above.


GENZYME CORPORATION                           GENZYME TRANSGENICS CORPORATION


By: /s/ Henri A. Termeer                      By: /s/ John B. Green
    ------------------------                      --------------------------
    Title: President                              Title: Vice President




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